UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 7, 2004

21st Century Insurance Group

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6964	95-1935264

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

6301 Owensmouth Avenue Woodland Hills, California (Address of Principal Executive Offices)		91367 (Zip Code)

Registrant’s telephone number, including area code	(818) 704-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 7, 2004, 21st Century Insurance Group, a Delaware corporation (the “Company”), resolved an administrative action in the United States Patent and Trademark Office ("PTO") between the Company and Century 21 Real Estate Corporation ("Century 21") over the Company's applications to register certain trademarks by entering into a License Agreement with Century 21 in which the Company, for a fee of $1000 per year, licensed the rights to use the trade name and service mark, 21st Century Insurance and other affected names, from Century 21. The License Agreement, currently covering the United States, its territories and possessions, remains in effect for thirty (30) years and automatically renews for successive 30-year periods, provided the parties remain in compliance with its terms and conditions. As a result of this license, the Company expects that the PTO will permit the registration of the marks at issue in the administrative action, which marks will then be exclusive to the Company. The License Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	License Agreement, entered into as of November 30, 2004 between Century 21 Real Estate Corporation and 21st Century Insurance Group

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY INSURANCE GROUP

Date: December 8, 2004	By:	/s/ Michael J. Cassanego
	Name:	Michael J. Cassanego
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	License Agreement, entered into as of November 30, 2004 between Century 21 Real Estate Corporation and 21st Century Insurance Group